Exhibit 99.1

FOR IMMEDIATE RELEASE

Date:	July 31, 2006

From:	SGS International, Inc. 626 West Main Street, Suite 500 Louisville, KY 40202

Contact:	Benjamin F. Harmon, IV Vice President, Secretary, General Counsel (804) 672-4750

SGS INTERNATIONAL ANNOUNCES EXPIRATION OF EXCHANGE OFFER FOR ITS 12%
SENIOR SUBORDINATED NOTES DUE 2013

LOUISVILLE, KY - July 31, 2006 - SGS International, Inc. ("SGS") announced today the expiration of its offer to issue its new 12% Senior Subordinated Notes Due 2013 in exchange for a like principal amount of its currently outstanding 12% Senior Subordinated Notes Due 2013.  As of 5:00 p.m. EDT on July 28, 2006 all third parties eligible to exchange their notes had tendered them for exchange.  The closing date for the exchange has been set for August 4, 2006.

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This press release contains forward-looking information.  The statements reflect management's expectations, estimates, and assumptions, based on information available at the time of the statement.  Forward-looking statements include, but are not limited to, statements regarding future events, plans, goals, objectives, and expectations.  The words, "anticipate," "believe," "estimate," "expect," "plan," " intent," "likely," "will," "should," and similar expressions are intended to identify forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements.  We undertake no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.